UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2010

Simon Property Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 W. Washington Street

Indianapolis, IN  46204

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 16, 2010, the Compensation Committee of the Board of Directors of Simon Property Group, Inc. (the “Company”) adopted and made awards under a new Long-Term Incentive Performance Program (the “LTIP Program”), for certain of the Company’s senior executive officers.

Awards under the LTIP Program take the form of long-term incentive performance units of limited partnership interests (“LTIP Units”) issued by Simon Property Group, L.P. (the “Operating Partnership”).  Awarded LTIP Units will be forfeited, in whole or in part, depending upon the extent to which the Company’s total stockholder return (“TSR”) (representing the difference between a baseline value and valuation date based on price appreciation of the Company’s common stock plus cumulative dividends without reinvestment or compounding), over the performance period exceeds the relative and absolute performance targets as described below.  The purpose of the LTIP Program is to further align the interests of senior management with those of stockholders by reinforcing the Company’s “pay-for-performance” structure that encourages the creation of stockholder value in excess of recognized benchmarks of performance.  The LTIP Units awarded will be considered earned depending upon the extent to which the applicable TSR benchmarks are achieved during the performance period, and once earned will become the equivalent of units of limited partnership interest of the Operating Partnership (“Units”), but only after an additional two year service-based vesting requirement that begins after the end of the performance period.  Units are exchangeable for shares of the Company’s common stock on a one-for-one basis, or cash, as selected by the Company.  The LTIP Units, and any common shares for which they are exchangeable, will be awarded pursuant to the Company’s stockholder-approved equity plan.

The Compensation Committee expects to establish a LTIP Program each year in the future that will have a three year performance period, so that the three-year performance period of each LTIP Program will overlap two other programs for one or two years.  To create this overlap for 2010, the Compensation Committee has approved three LTIP Programs having one, two and three year performance periods, respectively.  The performance period for the one year LTIP Program will end December 31, 2010; the performance period for the two year LTIP Program will end December 31, 2011; and the performance period for the three year LTIP Program will end December 31, 2012 (the “one, two or three year 2010 LTIP Programs” or the “2010 LTIP Programs”).

The 2010 LTIP Programs use the same three performance measures to which the Company compares the TSR of its common stock using a baseline value of $79.80 per share (the closing sale price as reported by the NYSE for December 31, 2009) during the applicable performance period.  The first relative performance measure, weighted at 60%, requires the Company’s TSR to equal or exceed the overall performance of the MSCI US REIT Index.  The second relative performance measure, weighted at 20%, requires the Company’s TSR to equal or exceed the overall performance of the S&P 500 Index.  The third performance measure, which is weighted at 20%, requires the Company’s TSR, viewed on an absolute basis, to exceed a specified target TSR.  To achieve a 100% payout of the award, the Company’s TSR must exceed the performance of the MSCI US REIT Index by 3% or more, must exceed the performance of the S&P 500 by 2% or more on an annual basis and must be 12% per year or more.  No awards will be earned if the Company’s TSR lags performance of the MSCI US REIT Index by 1% or more and the performance of the S&P 500 by 2% or more and is less than 6.67% per year.

The number of LTIP Units that have been earned will be determined by the Compensation Committee when the Company’s financial results for the performance period are available using the following payout matrices (with linear interpolation between the specified payout percentages):

Relative TSR (Weighted 60%) - MSCI US REIT Index

All Performance Periods	Payout % of Target
Index - 1%	0.0%
= Index	33.3%
Index + 1%	50.0%
Index + 2%	66.7%
Index + 3% or greater	100.0%

Relative TSR (Weighted 20%) — S&P 500 Index

All Performance Periods	Payout % of Target
Index – 2%	0%
= Index	33.3%
Index + 2%	100.0%

Absolute TSR (Weighted 20%)

1/1/2010- 12/31/2010 Performance Period	1/1/2010- 12/31/2011 Performance Period	1/1/2010- 12/31/2012 Performance Period	Payout % of Target
<=6.67%	<=13.33%	<=20%	0.0%
8%	16%	24%	33.3%
9%	18%	27%	50.0%
10%	20%	30%	66.7%
11%	22%	33%	83.3%
>=12%	>=24%	>=36%	100.0%

After the end of each performance period, any earned LTIP Units will then be subject to time-based vesting over a period of two years.  One-half of the earned LTIP Units will vest on January 1 of each of the second and third years following the end of the applicable performance period, subject to the participant maintaining employment with the Company through those dates.

The LTIP Units are designed to qualify as “profits interests” in the Operating Partnership for federal income tax purposes.  Holders of LTIP Units will be allocated taxable profits and losses equal to one-tenth of the amounts allocated to a Unit and will receive distributions equal to one-tenth of the amount of regular quarterly distributions paid on a Unit, but will not receive any special distributions. As a general matter, the profits interests characteristics of the LTIP Units mean that initially they will not be economically equivalent in value at the time of award to the economic value of a Unit.  The value of the LTIP Units can increase over time until the value of the LTIP Units is equivalent to the value of the common units on a one-for-one basis.

After the end of the performance period, holders of earned LTIP Units, both vested and unvested, will be entitled to receive distributions in an amount per LTIP Unit equal to the distributions, both regular and special, payable on a Unit.

In the event that the Company experiences a change of control prior to the end of a performance period, the performance period will be shortened to end on a date immediately prior to such event, and a pro-rata share of each participant’s award LTIP Units (based on the portion of the performance period elapsed prior to the event) will be considered earned and fully vested on such change of control.  If a change of control occurs after the end of any performance period, any earned LTIP Units which have not yet vested will become immediately vested at that time.

In the event any participant’s employment is terminated due to death or disability, the number of award LTIP Units held by the participant will be deemed earned as of the date of death or disability.  This number will be determined at the end of the applicable performance period, based on actual performance during that period, and prorated based upon the number of days during the performance period prior to the death or disability of the participant.  Any LTIP Units earned but not vested as of the date of a participant’s death or disability will become fully vested.

If a participant’s employment with the Company ceases for any reason other than death, disability or change of control, any LTIP Units awarded that have not been earned, and any earned LTIP Units that have not vested, will automatically be forfeited, although the Compensation Committee may, in its sole discretion, determine that all or any portion of any LTIP Units awarded or earned shall become fully vested in a participant whose employment ceases due to the participant’s retirement after age 55.

All determinations, interpretations and assumptions relating to the vesting and calculation of the performance awards under the 2010 LTIP Programs will be made by the Compensation Committee.

2010 LTIP Program Awards to Named Executive Officers

On March 16, 2010, the Compensation Committee approved the following awards under the one, two and three year 2010 LTIP Programs for the Company’s named executive officers:

	Grant Date Fair Value of LTIP Units Awarded
	One-Year	Two-Year	Three Year
David Simon	$2,680,000	$5,320,000	$8,000,000
Stephen E. Sterrett	1,000,000	2,250,000	3,500,000
Richard Sokolov	1,250,000	2,500,000	4,000,000
James M. Barkley	1,000,000	2,250,000	3,500,000
John Rulli	750,000	1,500,000	2,500,000

The awards made pursuant to the 2010 LTIP Programs have an aggregate grant date fair value (as determined in accordance with ASC 718) of $7.2 million for the one-year program, $14.8 million for the two-year program and $23.0 million for the three-year program.  The dollar values of the awards are being converted into numbers of LTIP Units.

As explained above, the grant date fair values listed in the table are the maximum grant date fair values that can be earned for the applicable performance period.  The actual number of LTIP Units earned by participants will depend on the Company’s actual TSR for the performance period measured against the applicable performance measures and the grant date fair value of the earned LTIP Units may be less (but not more) than the maximum amounts listed above for each named executive officer.

Forms of 2010 LTIP Program Award Agreement

On March 16, 2010, the Compensation Committee approved the form of Simon Property Group Series 2010 LTIP Unit (Three Year Program) Award Agreement, form of Simon Property Group Series 2010 LTIP Unit (Two Year Program) Award Agreement and form of Simon Property Group Series 2010 LTIP Unit (One Year Program) Award Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Also on March 16, 2010, the Compensation Committee approved the Certificate of Designation of Series 2010 LTIP Units of Simon Property Group, L.P, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.  The foregoing summary of the 2010 LTIP Program is qualified in its entirety by reference to the certificate of designation and form of award agreements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

10.1	Form of Simon Property Group Series 2010 LTIP Unit (Three Year Program) Award Agreement

10.2	Form of Simon Property Group Series 2010 LTIP Unit (Two Year Program) Award Agreement

10.3	Form of Simon Property Group Series 2010 LTIP Unit (One Year Program) Award Agreement

10.4	Certificate of Designation of Series 2010 LTIP Units of Simon Property Group, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 19, 2010

SIMON PROPERTY GROUP, INC.

By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Executive Vice President and
Chief Financial Officer